UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.01 Entry Into A Material Definitive Agreement

On February 17, 2017, Titan International, Inc. (Titan or the Company) entered into a credit and security agreement with respect to a new $75 million revolving credit facility (credit facility) with agent BMO Harris Bank N.A. and other financial institutions party thereto. The new credit facility is collateralized by accounts receivable and inventory of certain of the Company’s domestic subsidiaries and includes a maturity of the earlier of five years or six months prior to maturity of the Company’s 6.875% senior secured notes due in October 2020. This credit facility replaces Titan's $150 million revolving credit facility which was previously scheduled to terminate in December 2017.

The foregoing description of the credit facility does not purport to be complete and is subject to, and qualified in its entirety by, reference to the credit facility filed as Exhibit 10 hereto.

Item 1.02 Termination of a Material Definitive Agreement

The information in Item 1.01 above is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits
10    Credit and Security Agreement, dated February 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	February 23, 2017	By:	/s/ JAMES M. FROISLAND
James M. Froisland
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10	Credit and Security Agreement, dated February 17, 2017